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                                                                    EXHIBIT 23.5

                           CONSENT OF PATTI S. DAVIS

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references made to her in the Joint Proxy Statement/Prospectus of FLAG Financial Corporation and Middle Georgia Bankshares, Inc. which is part of this Registration Statement on Form S-4 of FLAG Financial Corporation, with respect to her being elected or appointed as a director of FLAG Financial Corporation under the circumstances described therein.

                                          /s/ PATTI S. DAVIS

Unadilla, Georgia
January 9, 1998